UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2017

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 5, 2017, Regal Entertainment Group, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cineworld Group plc, a public limited company incorporated in England and Wales (the “Parent”), Crown Intermediate Holdco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Parent (“US Holdco”), and Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (the “Merger Sub”).  The Merger Agreement provides, subject to its terms and conditions, for the acquisition of the Company by the Parent at a price of $23.00 in cash for each share of the Company’s Class A common stock and Class B common stock (each, a “Share”), without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of the Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned, indirect subsidiary of the Parent (the “Surviving Corporation”).  The Company’s board of directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that stockholders adopt the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•                  each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned by the Company, any subsidiary of the Company, the Parent, US Holdco, the Merger Sub or any other subsidiary of the Parent immediately prior to the Effective Time (all of which will be canceled) and Shares held by holders who properly exercise their appraisal rights under Delaware law) will be automatically converted into the right to receive the Merger Consideration;

•                  each outstanding and unvested Company restricted share will automatically become fully vested and the restrictions thereon will lapse, and will be canceled and converted into the right to receive the Merger Consideration; and

•                  each outstanding and unvested Company performance share award will vest with respect to the target number of Shares that could be earned thereunder and automatically be canceled and converted into the right to receive an amount of cash equal to the sum of (i) the product of (a) the target number of Shares then underlying such Company performance share award multiplied by (b) the Merger Consideration and (ii) the dividends paid with respect to the target number of Shares then underlying such Company performance share award from the grant date to the Effective Time.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period between the execution of the Merger Agreement and January 22, 2018 (the “Go-Shop Period”), the Company and its representatives may solicit, discuss or negotiate alternative proposals from third parties for the acquisition of the Company.  Following the expiration of the Go-Shop Period, the Company will become subject to customary restrictions on its and its representatives’ ability to solicit proposals or engage in discussions relating to alternative acquisition proposals or to change the recommendation of the Board to the Company’s stockholders regarding the Merger Agreement, in each case except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under applicable law.

The Merger Agreement contains customary representations and warranties from the Company, on the one hand, and the Parent, US Holdco and the Merger Sub, on the other hand.  It also contains customary covenants, including covenants providing for each of the Company and the Parent to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company, among other things, (i) to use commercially reasonable efforts to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time and (ii) to not engage in specified types of transactions during such period without the consent of the Parent (not to be unreasonably withheld).

Completion of the Merger is subject to customary closing conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) approval by the Parent’s stockholders of the Merger and the rights offering to be conducted by the Parent to partially finance the Merger (the “Rights Issue”), (iii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) the absence of governmental injunctions or other legal restraints prohibiting the Merger.  In addition, the obligation of each party to consummate the Merger is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain materiality exceptions), and material compliance by the other party with its covenants under the Merger Agreement.  The Parent’s obligation to consummate the Merger is also conditioned upon there not occurring a “Company Material Adverse Effect” (as defined in the Merger Agreement) and the admission of the new ordinary shares of the Parent to be issued in connection with the Rights Issue to the premium listing segment of the UK Listing Authority’s official list and to trading on the London Stock Exchange (the “Rights Admission”).

The Parent has engaged underwriters and obtained debt financing commitments for the transactions contemplated by the Merger Agreement (the “Transactions”).  Barclays Bank plc (“Barclays”) and HSBC Bank plc (“HSBC”) have each agreed to provide debt financing for the Transactions, subject to the terms and conditions set forth in a debt commitment letter delivered to the Parent and US Holdco.  In addition, HSBC, Barclays and Investec Bank plc have agreed to underwrite the Rights Issue subject to the terms and conditions set forth in an underwriting agreement entered into with the Parent (the “Underwriting Agreement”).  The Merger Agreement requires the Parent to take all actions necessary to arrange and obtain the financing on the terms and conditions described in the Underwriting Agreement and debt commitment letter.

The Merger Agreement may, subject to its terms and conditions, be terminated: (i) by mutual written consent of the Parent and the Company; (ii) by either the Company or the Parent, if a governmental injunction or other legal restraint prevents the consummation of the Merger; (iii) by either the Company or the Parent, if the requisite vote of the Parent’s stockholders has not been obtained; (iv) by the Parent, if The Anschutz Corporation, a stockholder of the Company (the “Company Stockholder”), does not deliver its Written Consent (as defined below); (v) by either the Company or the Parent upon the other party’s uncured material breach of any representation, warranty, covenant or agreement under the Merger Agreement such that the applicable conditions to closing fail to be satisfied; (vi) by the Company if the Rights Admission does not occur by the third business day following the Parent’s stockholders’ approval of the Merger and the Rights Issue; (vii) by the Company if the completion of the Rights Issue has not occurred by March 31, 2018; (viii) by the Company if the debt commitment letter is not in full force and effect on March 31, 2018 and the Parent has not arranged replacement financing; (ix) by the Company if the Underwriting Agreement is terminated or an underwriter invokes the failure of any condition to the underwriting of the Rights Issue; or (x) by the Company if the Parent fails to consummate the Merger upon satisfaction of the closing conditions.

The Merger Agreement may also be terminated by the Parent if the Board fails to recommend or changes its recommendation regarding the Merger or approves or recommends an alternative transaction, or by the Company, to enter into a definitive agreement with respect to a superior proposal, subject to specified limitations.  Subject to certain conditions, the Company may terminate the Merger Agreement if the Parent’s board of directors (the “Parent Board”) changes its recommendation that the Parent’s stockholders approve the Merger or the Rights Issue or recommends an alternative acquisition proposal.  In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by June 5, 2018.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay the Parent a termination fee of $95,150,963 (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal that is thereafter consummated), except that such fee will be lowered to $36,270,000 if the termination relates to an acquisition proposal initially submitted prior to the expiration of the Go-Shop Period.  If the Merger Agreement is terminated by either the Parent or the Company because the Merger has not been consummated by June 5, 2018, before such termination an alternative acquisition proposal is publicly announced, and the Company subsequently enters into an agreement with respect to an alternative acquisition under specified circumstances which is thereafter consummated, the Company will be required to pay the Parent a termination fee of $75,000,000.  If the Merger Agreement is terminated because of certain other circumstances (including a failure by the Company Stockholder to deliver its Written Consent), the Company will be required to pay the Parent a termination fee of $20,150,963.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including in connection with the Parent’s entry into an agreement with respect to an acquisition of the Parent that is thereafter consummated, if the requisite vote of the Parent’s stockholders has not been obtained or if there is a failure of the Parent’s debt or equity financing), the Parent will be required to pay the Company a termination fee of $20,150,963, and pursuant to the Parent Stockholder Irrevocable Undertaking described below, Global City Holdings B.V., a stockholder of the Parent (the “Parent Stockholder”), will be required to pay the Company an additional termination fee of $4,849,037.  Moreover, if the Merger Agreement is terminated under certain circumstances in connection with the Parent’s entry into an agreement with respect to an acquisition of the Parent, then, pursuant to the Parent Stockholder Irrevocable Undertaking, the Parent Stockholder will be required to pay the Company an additional termination fee of $75,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, the Parent, US Holdco, the Merger Sub or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by the Company, on the one hand, and the Parent, US Holdco and the Merger Sub, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Parent, US Holdco and the Merger Sub, on the other hand, rather than establishing matters as facts.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, the Parent, US Holdco, the Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company Stockholder entered into a voting agreement with the Parent (the “Company Voting Agreement”) with respect to all Shares owned beneficially or of record by the Company Stockholder, and any additional Shares which the Company Stockholder acquires beneficially or of record during the term of the Company Voting Agreement.  As of the date of the Company Voting Agreement, the Company Stockholder beneficially owned 12,440,000 shares of the Company’s Class A common stock and 23,708,639 shares of the Company’s Class B common stock, representing approximately 67% of the combined voting power of the Shares.

Pursuant to the Company Voting Agreement and subject to the terms and conditions thereof, the Company Stockholder has agreed to deliver to the Company and the Parent, immediately prior to the general meeting of the Parent’s stockholders, a written consent (the “Written Consent”) adopting the Merger Agreement and approving the Merger. Upon delivery of the Written Consent and satisfaction of the conditions thereto, no further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The Written Consent will become effective immediately following the satisfaction of all of the following conditions: (i) the Go-Shop Period shall have expired; (ii) the Parent’s stockholder’s shall have approved the Merger and the Rights Issue; (iii) the Company shall have received a certificate from the Parent’s financing sources reaffirming their financing commitments; and (iv) the Board shall not have withheld, withdrawn or modified its recommendation regarding the Merger and the Company Voting Agreement shall not have terminated, as described below.

The Company Voting Agreement will terminate as of the earliest to occur of (the “Expiration Date”): (i) termination of the Merger Agreement pursuant to its terms; (ii) the Effective Time; (iii) the date of any amendment, modification, extension or supplement to, or waiver of, any provision of the Merger Agreement (except, in any case, with the prior written consent of the Company Stockholder); (iv) the date upon which the Parent and the Company Stockholder agree in writing to terminate the Company Voting Agreement; (v) the date upon which the Parent Board changes its recommendation regarding the Merger or the Rights Issue; and (vi) the date on which the Company Stockholder elects to terminate the Company Voting Agreement following a change of the Board’s recommendation.

In addition, subject to the terms and conditions of the Company Voting Agreement, the Company Stockholder agreed (i) prior to the earlier of the Expiration Date and the adoption of the Merger Agreement by the Company’s stockholders, not to transfer its Shares, subject to certain exceptions specified in the Company Voting Agreement and (ii) after the end of the Go-Shop Period, to be subject to customary restrictions on its and its representatives’ ability to solicit proposals or engage in discussions relating to alternative acquisition proposals.

The foregoing description of the Company Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Company Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Irrevocable Undertakings

Concurrently with the execution and delivery of the Merger Agreement, the Parent Stockholder entered into an irrevocable undertaking with the Company (the “Parent Stockholder Irrevocable Undertaking”) with respect to all shares in the capital of the Parent that the Parent Stockholder beneficially owns or is otherwise able to control the voting rights of (the “Parent Stockholder Shares”), pursuant to which the Parent Stockholder has agreed (i) to vote in favor of the Merger and the Rights Issue, (ii) to fully subscribe for its pro rata share of the Rights Issue and (iii) to pay the termination fees to the Company in the circumstances described above.  As of the date of the Parent Stockholder Irrevocable Undertaking, the Parent Stockholder Shares represented 28% of the voting power of the Parent’s capital stock.

Concurrently with the execution and delivery of the Merger Agreement, a trust (the “Trust”) of which Anthony Bloom, the chairman of the Parent Board, is a potential beneficiary has also entered into an irrevocable undertaking with the Company (the “Parent Chairman Irrevocable Undertaking”) with respect to all shares in the capital of the Parent that the Trust beneficially owns or is otherwise able to control the voting rights of (the “Trust Held Shares”), pursuant to which the Trust has agreed to vote in favor of the Merger and the Rights Issue.  As of the date of the Parent Chairman Irrevocable Undertaking, the Trust Held Shares represented 0.8% of the voting power of the Parent’s capital stock.

The Parent Stockholder’s and the Trust’s obligations to vote in favor of the Merger and the Rights Issue are suspended in the event the Parent Board changes its recommendation.

The foregoing description of the Parent Stockholder Irrevocable Undertaking and the Parent Chairman Irrevocable Undertaking does not purport to be complete and is qualified in its entirety by reference to the Parent Stockholder Irrevocable Undertaking and the Parent Chairman Irrevocable Undertaking, copies of which are filed as Exhibits 99.2 and 99.3 hereto and are incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2017, the Board adopted an Amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”).  The Bylaw Amendment, which was effective upon adoption by the Board, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for, or based on, a breach of fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders, including, without limitation, a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s amended and restated certificate of incorporation or the bylaws of the Company (as each may be amended from time to time), (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events.

On December 5, 2017, the Company issued a press release announcing its entry into the Merger Agreement.  A copy of that press release is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Company’s information statement in preliminary and definitive form.  The Company’s stockholders are strongly advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the proposed transaction.   These documents will be available at no charge on the SEC’s website at www.sec.gov.  In addition, documents will also be available for free on the Company’s website at investor.regmovies.com.

Safe Harbor for Forward-Looking Statements

This filing includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the proposed transaction, including the obtaining of required regulatory or stockholder approvals, may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company and the Parent may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) the Company and the Parent may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated February 27, 2017, as amended, and as may be revised in the Company’s future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.  None of the Company or the Parent undertakes any obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2017, among Regal Entertainment Group, Cineworld Group plc, Crown Intermediate Holdco, Inc. and Crown Merger Sub, Inc.*

3.1	Amendment to Amended and Restated Bylaws of Regal Entertainment Group.

99.1	Voting and Support Agreement, dated as of December 5, 2017, between The Anschutz Corporation and Cineworld Group plc.

99.2	Irrevocable Undertaking, dated December 5, 2017, from Global City Holdings B.V. in favor of Regal Entertainment Group.

99.3	Irrevocable Undertaking, dated December 5, 2017, from Sirius Trust and the Pax Settlement in favor of Regal Entertainment Group.

99.4	Press release issued by Regal Entertainment Group on December 5, 2017.

*      Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: December 5, 2017	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President and Chief Financial Officer